                                                                    EXHIBIT 10.4



          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.



            THIRD AMENDMENT TO PROGRESS SOFTWARE APPLICATION PARTNER
                                    AGREEMENT

THIRD AMENDMENT to the Progress Software Corporation Application Partner Agreement is entered into as of the 15th day of November, 1996 ("Effective Date"), by and between Progress Software Corporation, a Massachusetts corporation with its principal place of business at 14 Oak Park, Bedford, Massachusetts 01730 ("PSC"), and Security Dynamics Technologies, Inc., a Massachusetts corporation with its principal place of business at 20 Crosby Drive, Bedford, Massachusetts 01730 ("AP").

         WHEREAS, PSC and AP entered into a Progress Software Application Partner Agreement effective as of December 5, 1994 (the "Agreement"); and

         WHEREAS, PSC and AP previously amended the Agreement by entering into the Progress Software Application Partner Agreement Addendum effective as of December 5, 1994 (the "Addendum") and a subsequent amendment to the Agreement dated as of October 19, 1995 (the "Amendment"); and

         WHEREAS, PSC and AP entered into a Second Amendment to the Agreement dated as of November 29, 1995 (the "Second Amendment") which completely superseded the terms and conditions of the earlier Addendum and Amendment and specified new special pricing and distribution terms and conditions in an Attachment A relating to certain PSC products distributed by AP or AP's distributors in conjunction with AP's PROGRESS(R)-based applications; and

         WHEREAS, PSC and AP desire to enter into a new Attachment A setting forth certain modified special pricing and distribution terms and conditions which shall, as of the Effective Date of this Third Amendment, completely supersede the earlier Attachment A incorporated into the Second Amendment;

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized terms used but not defined in this Third Amendment shall have the same meaning as in the Agreement or Second Amendment.

2. Section 1.1 of the Agreement is modified by adding the following language to the end of the existing text: "In connection with AP's above specified marketing rights, during the term of this Agreement, PSC hereby grants to AP, and AP hereby accepts from PSC, a non-exclusive, non-transferable license to sublicense, directly or indirectly through its authorized value-added reseller or distributor channels, PSC products to AP's customers, within the Territory and solely in accordance with the following terms and conditions:

     A. All sublicenses of AP, and AP's distributors and value-added resellers, for PSC products shall be substantially in the form of the shrinkwrap license agreement (attached hereto as SCHEDULE A) or the bilateral executed license agreement (attached hereto as SCHEDULE B); and in any event shall provide that:

          i. Title to software products of AP's supplier, including patents, copyrights and property rights applicable thereto, shall at all times remain solely and exclusively with such supplier;

          ii. All terms and conditions contained in AP's license agreement, or the license agreement of AP's distributors or value-added resellers, limiting the liability of AP shall include language limiting the liability of AP's suppliers to the same extent and in the same manner.

          iii. All products of AP's suppliers provided to an AP customer in conjunction with AP's software application will not be used as standalone products or independently from AP's software application.

          Notwithstanding the above requirement that the sublicenses of AP, and AP's distributors and value-added resellers, for PSC products be substantially in the form of either the form set forth in Schedule A or Schedule B, the parties agree that AP shall have the right, in its sole discretion, to directly, or indirectly through its distributors or value-added resellers, modify the limitation of liability provisions in the end-user license agreement subject to AP's compliance with the terms and conditions set forth in (ii) above.

     B. AP agrees to indemnify and hold harmless PSC and its officers, directors, employees, and agents, from and against any and all claims, demands, costs and liabilities (including all reasonable attorney's fees) of any kind whatsoever arising out of a claim by an end-user of AP or AP's distributors or value-added resellers against PSC and relating to AP's software application, provided that to the extent a claim is based upon an act or omission of PSC, AP's indemnification obligations under such circumstances shall be limited as follows:

               AP shall be required to indemnify PSC only to the extent that the claims, demands, costs, and liabilities exceed two times (2x) the total amount of royalties reported by AP to PSC for the PSC products which were delivered to the end-user and the subject of the end-user's claim and only up to a maximum amount equal to the limitation of AP's liability included in the end-user license agreement with such end-user.

          AP's indemnification obligations under this Section 1.1(B) shall be subject to PSC providing prompt notice, in writing, to AP of any claim or proceeding within the scope of this indemnification and giving AP sole control of the defense of any such claim or proceeding and all negotiations for its compromise or settlement. The limitation on AP's liability as set forth in Section 6.1 of this Agreement shall not apply to claims within the scope of the indemnification provisions set forth in this Section 1.1(B).

          Notwithstanding the foregoing, in the event a court of competent jurisdiction determines that the limitation of liability included by AP directly, or indirectly through its distributors or value-added resellers, in the end-user license agreement is unenforceable, AP shall have no obligation to indemnify PSC pursuant to this Section 1.1(B).

     C. AP shall not, directly or indirectly through its value-added resellers or distributors, make any warranties, express or implied, on behalf of PSC with respect to the PSC products or any other products supplied by AP to its customers. Nothing in this Section 1.1(C) shall limit or modify the warranty made by PSC to AP pursuant to Section 5.1 of this Agreement or the remedies available to AP as set forth therein.

     D. The sublicense grant described in this Section 1.1 applies only to PSC products bundled with AP's PROGRESS-based software application and distributed by AP directly or indirectly through its value-added resellers and distributors.

     E. Prior to the sublicense grant described herein, AP licensed its software to each AP customer subject to a bilateral executed license agreement between AP and its customer, except that AP was required to include a notice in its packaging informing the AP customer that use of the PSC products was subject to the PSC end-user license agreement also required to be included in AP's packaging. The following limitation on PSC's liability shall apply with respect to deliveries of PSC products to such customers prior to the Effective Date of the Third Amendment to this Agreement:

          (i) If AP included the PSC end-user license agreement in AP's packaging in accordance with the procedures described above, PSC agrees that it will rely upon the PSC end-user license agreement by and between PSC and AP's customer to establish the limit on PSC's liability with respect to any claims AP's customer may have with respect to PSC products licensed by PSC pursuant to such PSC end-user license agreement or

         (ii) If AP failed to include the PSC end-user license agreement in AP's packaging in accordance with the procedures described above, the limit on PSC's liability, if any, for any claims AP's customer may have relating to the PSC products delivered to such customer will be deemed to be the total license fee obtained by PSC from AP in connection with such PSC product delivery and AP shall indemnify and hold harmless PSC and its officers, directors, employees, and agents, from and against any and all claims, demands, costs and liabilities (including all reasonable attorney's fees) of any kind whatsoever arising out of a claim by a customer of AP or AP's distributors or value-added resellers against PSC to the extent such claims, demands, costs or liabilities exceed such limitation. The limitation on AP's liability as set forth in Section 6.1 of this Agreement shall not apply to claims within the scope of the indemnification provisions set forth in this Section 1.1(E)(ii). Without limiting the foregoing, in situations where AP did fail to include the PSC end-user license agreement in AP's packaging, AP shall be deemed to have had the right to sublicense the PSC product(s) to AP's customer and such failure shall not negatively impact the right of AP's customer to use the PSC products in conjunction with AP's PROGRESS-based application.

        The following limitation on PSC's liability shall apply with resect to subsequent deliveries of PSC products to each of AP's customers subject to AP's form of bilateral executed agreement in effect prior to the Effective Date of this Third Amendment:

        (iii) PSC's liability, if any, to the AP customer will be limited to actual direct damages to the extent caused primarily by the acts or omissions of PSC in fulfilling its obligations under this Agreement subject to a maximum liability equal to two times (2x) the total amount of royalties reported by AP to PSC for the PSC products which were delivered to the AP customer and are the subject of the AP customer's claim and AP shall indemnify PSC in accordance with the terms and conditions set forth in Section 1.1(B) above.

   F. AP agrees that in the event than an end-user breaches the provisions of AP's end-user license agreement with respect to its use of the PSC products supplied thereunder, PSC shall be entitled to require, at its own expense, that all available remedies in relation to such breach be pursued, and AP shall, at PSC's expense in connection therewith, reasonably cooperate fully in pursuing such remedies, including, if reasonably necessary, by participating in a litigation or other proceeding as a party. Notwithstanding the foregoing, PSC shall, prior to taking any action to enforce the AP end-user license agreement against any AP end-user, notify AP in writing of any breach by such end-user of the terms and conditions of AP's end-user license agreement and AP shall have thirty (30) days from the receipt of such notice to investigate the circumstances relating to such claimed breach. If, at the end of such thirty (30) day period, the breach has not been cured, PSC may take such action as described above to enforce the terms and conditions of the AP end-user license agreement. If PSC reasonably determines that it is necessary to seek equitable relief prior to the expiration of the above-mentioned thirty (30) day notice period in order to protect its rights to the PSC products, PSC shall notify AP of such determination and the parties shall cooperate in the effort to obtain the necessary equitable relief. In the event that the products of both parties are adversely effected by such end-user's breach, then the parties shall cooperate in relation to their enforcement efforts and shall each bear their own expenses in connection with the enforcement of the AP end-user license with respect to their product(s) without prejudice to either party's settlement efforts. In the event AP grants to its value added resellers or distributors a right to sublicense AP's PROGRESS-based application (including PSC products), AP shall include in its agreement with such value added reseller or distributor, provisions sufficient to allow AP to carry out its obligations under this Section 1.1(F).

     G. Neither AP nor its distributors or value-added resellers are authorized to grant to any customer a sublicense to use PSC products other than as provided herein.

     H. Notwithstanding anything to the contrary in this Section 1.1, the provisions of this Section 1.1 (including but not limited to AP's indemnification obligations hereunder) shall in no way limit, modify or negate PSC's indemnification obligations relating to infringement claims based on the PSC products set forth in Section 9.2 herein."

3. Section 3.3 of the Agreement shall be modified by adding the following to the end of the text of Section 3.3:

     "or bundle the PSC product, including system media and manuals, with AP's PROGRESS-based application subject to the sublicense grant set forth in
     Section 1.1 above."

4. Section 6.1 of the Agreement (previously modified pursuant to Section 6 of the Second Amendment) shall be modified by deleting the first paragraph in its entirety and replacing it with the following:

   Confidential Materials omitted and filed separately with the Securities and
              Exchange Commission. Arterisks denote such omissions.



     "The liability of PSC, if any, to AP for damages arising out of this Agreement shall be subject to a maximum liability on an individual claim basis not to exceed two times (2x) the total royalties reported by AP to PSC for the PSC products which were delivered to the AP customer and are the subject of AP's claim, provided, however, that the aggregate liability of PSC under this Agreement shall not exceed the greater of (a) ********* **************** or (b) the total amount of royalties reported by AP to PSC for PSC products delivered to AP customers during the ninety day period immediately prior to the date the claim is made by AP. In no event shall PSC's liability include incidental or consequential damages of any kind, even if PSC has been informed of the possibility of such damages. Notwithstanding the foregoing, the above-described limitation of liability shall not apply to (a) claims covered under the indemnification clause in
     Section 9.2 below or (b) claims of personal injury or death or damage to tangible property based solely on the operation of the PSC product, unaltered or modified only as expressly authorized by PSC under the terms and conditions of this Agreement or any addenda mutually executed by PSC and AP."

5. Section 9.2 of the Agreement (added pursuant to Section 8 of the Second Amendment) shall be modified by deleting the fourth sentence in its entirety and replacing it with the following:

     "PSC shall have no liability or obligation to AP hereunder for any infringement based upon (i) the combination of a PSC product with other products not produced by PSC if such infringement claim would have been avoided but for such combination, (ii) the use of other than a current version of the PSC product or (iii) the use of a version of a PSC product including modifications or alterations not expressly authorized by PSC under the terms and conditions of this Agreement or any addenda mutually executed by PSC and AP."

6. PSC and AP have negotiated a new Attachment A to the Second Amendment specifying special terms and conditions concerning pricing, production and distribution of PSC product licenses. Attached hereto is the new Attachment A incorporated by reference into this Third Amendment.

     The terms and conditions of the new Attachment A shall become effective on the Effective Date of this Third Amendment and shall remain in full force and effect until August 20, 2001 (the "Term"). The terms and conditions of the new Attachment A shall, as of the Effective Date of this Third Amendment, completely supersede the terms and conditions set forth in the prior Attachment A referenced in the Second Amendment.

     No later than six (6) months prior to the expiration of the Term, the parties shall, in good faith, commence negotiations for a replacement Attachment A with special terms and conditions concerning pricing, production and distribution of PSC product licenses and, no later than four (4) months prior to the expiration of the Term, shall make a determination as to whether an agreement for a replacement Attachment A can be reached between the parties.

     In the event the parties are unable to reach an agreement for a replacement Attachment A for a period of six (6) months from the date such determination is made (such date being no later than four (4) months prior to the expiration of the Term), AP shall have the right to distribute PSC products in accordance with the special pricing, production and distribution provisions contained in the current Attachment A. Thereafter, AP shall (a) cease making and distributing copies of PSC products from a master and (b) either return or certify the destruction of all masters provided by PSC pursuant to Section 1 of Attachment A, or copies thereof; and, provided AP has not breached any material term or condition of the Agreement, the Second Amendment, this Third Amendment or the Attachment A hereto, and failed to cure such breach within the time period specified in
     Section 10.2 of the Agreement, AP shall have the right to purchase PSC product licenses and services pursuant to the standard terms and conditions of the Agreement and to use any unused portion of the PSC product allowance described in Section 11 of Attachment A in connection with such purchases. Under no circumstances shall AP be entitled to a refund of any advance payments made to PSC pursuant to Section 11 of Attachment A.

     Nothing in this Section 2 shall alter or modify PSC's right, pursuant to
     Section 10.2 of the Agreement, to terminate the Agreement, the Second Amendment and this Third Amendment (including Attachment A) at any time if AP fails to cure a material breach of its obligations within thirty (30) days of receipt of written notice from PSC.

     In the event that the Agreement terminates or expires, notwithstanding the foregoing, no PSC product license distributed to a direct or indirect customer of AP prior to the termination of the Agreement shall be effected by such termination. Furthermore, no PSC product licenses acquired by AP for internal development and support of its PROGRESS-based application shall be effected by such termination provided that at the time of the above-mentioned termination or expiration of the Agreement, AP has not breached its obligations under the PSC end-user license agreement which accompanied such PSC products and AP continues to use the PSC products solely for internal development and support of its PROGRESS-based application in accordance with the terms and conditions of such PSC end-user license agreement.

7. The new Attachment A attached hereto is incorporated by reference and made a part of this Third Amendment. Except as may be modified or amended by this Third Amendment, the terms and conditions of the Agreement (as previously amended by the Second Amendment) shall remain in effect until the termination of the Agreement. No other modifications or additions are made to the Agreement. The Agreement, Second Amendment and this Third Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof. In the event of conflict among the terms and conditions of the Agreement, the Second Amendment, or this Third Amendment, the order of precedence shall be: first, this Third Amendment, second, the Second Amendment (which completely superseded the earlier Addendum and Amendment) and third and finally, the Agreement.

     IN WITNESS WHEREOF, this Third Amendment has been executed under seal for and on behalf of each of the parties hereto by their duly authorized representative as of the date first set forth above.


PROGRESS SOFTWARE CORPORATION

By: /S/ Michael J. Crismorid
   -------------------------
Name: Michael J. Crismorid
     ---------------------
Title: V.P. - North American Sales
      ----------------------------



SECURITY DYNAMICS TECHNOLOGIES, INC.

By: /S/ Linda E. Saris
   -------------------
Name: Linda E. Saris
     ---------------
Title: V.P. - Operations
      ------------------

                                   SCHEDULE A

               PLEASE READ CAREFULLY BEFORE OPENING THIS PACKAGE.
              BY OPENING THIS PACKAGE, YOU AGREE TO BE BOUND BY THE
                        TERMS OF THIS LICENSE AGREEMENT.


This is a legal agreement between the end user ("You") and Security Dynamics Technologies, Inc. ("SDI"). This Agreement may be superseded by conflicting and supplemental previously agreed to and signed Software License Agreement.

                                LICENSE AGREEMENT

1. GRANT OF LICENSE. SDI grants You a non-exclusive, non-transferable license, to use one copy of the following SDI software program in object form only (the "SOFTWARE") in accordance with the instructions contained in its user documentation.

2. COPYRIGHT. The SOFTWARE, its component parts and user interface, and associated documentation, are owned by SDI or its suppliers and are protected by United States laws and international treaty provisions. Therefore, You must treat the SOFTWARE and SDI documentation like any other copyrighted materials except that you may (a) make copies of the SOFTWARE solely for backup and archival purposes, and (b) make a reasonable number of copies of the user documentation for your internal use only, provided all copyright, notices, trademarks and other proprietary legends contained on the original SOFTWARE are reproduced on the copies and that they are not removed from the original SOFTWARE itself.

3. OTHER RESTRICTIONS. You may not cause or permit disclosure, copy (except as permitted above), rent, license, sublicense, lease, disseminate or distribute the SOFTWARE, by any means or in any form, without the prior written consent of SDI. You may not use any component part of the SOFTWARE owned by an SDI supplier as a standalone program or in any way independent from the SOFTWARE provided to You by SDI. You may not modify, enhance, supplement, create derivative work from, adapt, translate, reverse engineer, decompile, disassemble or otherwise reduce the SOFTWARE to human readable form.

4. LIMITED WARRANTY. SDI grants a limited warranty only to You that the SOFTWARE will perform substantially in accordance with the accompanying documentation prepared by SDI for a period of 90 days from the date of receipt by You. Any and all related and subsequent support issues shall be directed to the party You purchased this license from, unless You have entered into a separate support service contract directly with SDI.

5. CUSTOMER REMEDIES. SDI's entire liability and your exclusive remedy for breach of the Limited Warranty shall be of SDI's option, either (a) return of the price paid by You solely for the SOFTWARE and which is returned to SDI and determined by SDI not to be in compliance, or (b) repair and replacement of the SOFTWARE which does not meet SDI's Limited Warranty. Any replacement SOFTWARE will be warranted for the remainder of the original warranty period or 30 days, whichever is longer. The Limited Warranty is void if failure of the SOFTWARE has resulted from causes other than normal use, including but not limited to, unauthorized repairs, maintenance or modifications to the SOFTWARE, accident, abuse, negligence, misapplication, or failure to use the SOFTWARE in accordance with the SDI user documentation. THE FOREGOING EXPRESS WARRANTIES ARE IN LIEU OF ALL LIABILITIES OR OBLIGATIONS ON THE PART OF SDI. EXCEPT FOR THE FOREGOING EXPRESS WARRANTIES MADE BY SDI, SDI AND ITS SUPPLIERS DISCLAIM ALL WARRANTIES, BOTH EXPRESS AND IMPLIED, WITH RESPECT TO THE SOFTWARE, ITS QUALITY AND PERFORMANCE AND THE ACCOMPANYING WRITTEN MATERIALS, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. The Limited Warranty specified above gives You specific legal rights. You may have others which vary from state to state. Some states do not allow limitations of duration of an implied warranty, so the above may not apply to You.

6. LIMITATION OF LIABILITY. SDI AND ITS SUPPLIERS' LIABILITY WILL BE LIMITED IN ANY EVENT TO ACTUAL DIRECT DAMAGES TO THE EXTENT CAUSED SOLELY BY THE ACTS OR OMISSIONS OF SDI SUBJECT TO A MAXIMUM LIABILITY OF THE GREATER OF $25,000 OR THE AMOUNT PAID FOR THE SPECIFIC PRODUCT OR SERVICE WHICH DIRECTLY CAUSED SUCH DAMAGE. IN NO EVENT SHALL SDI OR ITS SUPPLIERS BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGE FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS, DAMAGE OR DESTRUCTION OF DATA, LOSS OF GOOD WILL, OR OTHER PECUNIARY LOSS) WHETHER BASED IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE, EVEN IF SDI OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Because some states do not allow the exclusion or limitation of liability for consequential or incidental damages, the above limitation may not apply to You.

7. GENERAL. This Agreement constitutes the entire understanding between SDI and You with respect to subject matter hereof. Terms and conditions as set forth in any purchase order or other extraneous documents (except for previously agreed to and signed to Software License Agreements) which differ from, conflict with, or are not included in this License Agreement, shall not become part of this Agreement unless specifically accepted by SDI in writing.

U.S. GOVERNMENT RESTRICTED RIGHTS LEGEND: The Software is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the U.S. Government is subject to restrictions as set forth in subparagraph (c)1)(ii) of the Rights In Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights clause at 48 CFR 52.227-19, as applicable. The contractor/manufacturer is Security Dynamics Technologies, Inc., 20 Crosby Drive, Bedford, Massachusetts 01730-1437, U.S.A.

This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

IF YOU DO NOT AGREE TO BE BOUND BY THE ABOVE LICENSE TERMS AND CONDITIONS, PLEASE CONTACT THE PARTY YOU PURCHASED THIS LICENSE FROM FOR REFUND AND RETURN INFORMATION RELATED TO THE NONACCEPTANCE OF THE LICENSE TERMS AND CONDITIONS.

                                   SCHEDULE B

                                SECURITY DYNAMICS


AGREEMENT #__________

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                       AGREEMENT FOR PURCHASE OF EQUIPMENT
                    AND LICENSE OF SOFTWARE (The "Agreement")


         This Agreement is made this       day of           , 19   by and
between SECURITY DYNAMICS TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 20 Crosby Drive, Bedford, Massachusetts 01730 ("SDI"), and
                                                                           , a
                        corporation, having its principal place of business at
                                                                            and
its affiliates and subsidiaries listed on Schedule A attached herein (collectively the "Customer").

         The products sold and/or licensed under this Agreement consist of hardware, software and firmware (the "Products"). Unless otherwise expressly provided in this Agreement, all sales or licenses of Products by SDI are made in accordance with and subject to the following terms and conditions. By its execution of this Agreement the Customer agrees to purchase and SDI agrees to sell and/or license the Products on the terms and conditions set forth herein and in accordance with pricing and delivery terms separately agreed by the parties. Subsequent orders for Products must be in writing and must reference this Agreement by number.

1. PAYMENT AND TAXES. Payment terms for the Products are net thirty (30) days from delivery of Product. Overdue payments shall be subject to a finance charge of 1% per month (12% per year), plus all expenses incurred by SDI in collecting such overdue amounts. Prices are exclusive of all taxes now in force or enacted in the future, all of which shall be paid by the Customer, except for such taxes as are imposed on SDI's income. The Customer is responsible for obtaining and providing to SDI any certificates of exemption or similar document required to exempt any tax liability.

2. DELIVERY AND INSTALLATION. Customer shall be responsible for all transportation and handling charges which shall be prepaid by SDI and added to the invoice. Shipping dates are based upon prompt receipt of all necessary information from the Customer. SDI shall not be liable for any delay in delivery due to causes beyond its control. SDI will select methods and routes of shipment. Title and risk of loss shall pass to Customer upon delivery to Customer. All claims for non-conforming shipments must be made in writing to SDI within thirty (30) days of delivery of goods to the Customer. Any claims not made within that period shall be deemed waived and released. Unless otherwise agreed to in writing by SDI the Customer assumes sole responsibility for the installation of Products at the Customer's premises.

3.       SOFTWARE LICENSE.

(a) Definitions. "Software" shall mean all software and firmware, including (i) all computer programs, in any form, incorporated in or used in connection with the Products and provided by SDI to the Customer, consisting of a series of instructions or statements in machine-readable, object code form only, and all modifications thereto made by SDI which SDI provides to the Customer; and (ii) all user documentation including manuals, handbooks and other written materials relating to the Products provided by SDI to the Customer.

(b) Grants of License. SDI hereby grants, and the Customer hereby accepts, a perpetual, non-exclusive, non-transferable license, to use one copy of the Software in accordance with the instructions contained in the Software's user documentation. The Customer may make copies of the Software for backup, testing or archival purposes only and may make a reasonable number of copies of the user documentation for its internal use only provided the Customer also reproduces on such copies any copyright notice, trademark and other proprietary legends contained on the Software and does not remove them from the original.

(c)  Ownership, Intellectual Property Rights and Non-Disclosure.

  (i) SDI or its suppliers own the Software. Title to the Software, including patents, copyrights and property rights applicable thereto, shall at all times remain solely and exclusively with SDI or its suppliers, and the Customer shall not take any action inconsistent with such title. The Software is protected by United States Copyright Law and international treaty provisions and SDI intends that the Customer will use the Software only in accordance with the terms and conditions of this Agreement.

 (ii) The Customer shall not cause or permit disclosure (except to its employees, agents and consultants with a "need to know" and who are bound, in writing, by obligations of non-disclosure suitable to protect SDI's interests in the Software but no less restrictive than the Customer's obligations herein), copying (except as set forth in Section 3(b) herein), sublicensing or other dissemination of the Software, in whole or in part, to any third party without the prior written consent of SDI. The Customer may not use any component part of the Software owned by an SDI supplier as a standalone program or in any way independent from Software provided by SDI to Customer. The Customer shall not modify, enhance, supplement, create derivative works from, reverse engineer, reverse compile or otherwise reduce the Software to human readable form without the prior written consent of SDI. The Customer shall promptly report to SDI any violation of this clause and shall take such further steps as may be reasonably requested by SDI to remedy any such violation and to prevent future violations.

(d) Term of License. SDI may terminate the license of the Software granted hereunder, by written notice to the Customer, if the Customer fails to comply with this Section 3; or SDI may terminate the license of the Software granted hereunder if a material breach of any other provision of this Agreement remains uncured thirty (30) days after receipt of written notice from SDI. Within ten
(10) days after any termination of this license hereunder, the Customer shall either return to SDI or certify to SDI that the original and all copies (including partial copies) of the Software have been destroyed. Any further obligations of the parties shall cease upon termination of this Agreement; provided, that the terms and conditions of Sections 3(c), 5 and 7 continue in full force and effect.

4.       WARRANTY.

(a) SDI warrants that the Products shall in all material respects be free from defects in material and workmanship and shall operate substantially in conformance with SDI's specifications as set forth in its user documentation for a period of ninety (90) days from the date of their receipt by the Customer. SDI's sole obligation with respect to claims of non-conformance made within the warranty period shall be, upon receipt of a problem report, at its option, to correct all code errors determined by SDI to be such or to repair or replace any item which it determines to be defective.

(b) All SecurID Token Modules are guaranteed for the Token's purchased life, unless subjected to reasonable use or physical abuse, to perform substantially in conformance with the specifications set forth in its user documentation in all material respects so long as the implementation and use requirements set forth in the applicable Product's user documentation are maintained.

(c) Limitations of Warranty. The foregoing warranties shall not apply if (i) repair or replacement is required as a result of causes other than normal use, including, without limitation, repair, maintenance or modification of the Products by persons other than SDI or SDI-authorized personnel, accident, fault or negligence of the Customer, operator error or improper use or misuse of the Products, or causes external to the Products such as, but not limited to, failure of electrical power or fire or water damage; or (ii) the Software is used with software or equipment other than the computer processing units for which it was designed. THE FOREGOING EXPRESS WARRANTIES ARE IN LIEU OF ALL LIABILITIES OR OBLIGATIONS ON THE PART OF SDI. OTHER THAN THE EXPRESS WARRANTIES MADE BY SDI AS SET FORTH IN THIS SECTION 4, SDI AND ITS SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE PRODUCTS, EITHER EXPRESS OR IMPLIED, (INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE).

5. LIMITATION OF LIABILITY. EXCEPT AS PROVIDED IN THIS SECTION 5, SDI'S AND ITS SUPPLIERS, LIABILITY WILL BE LIMITED IN ANY EVENT TO ACTUAL DIRECT DAMAGES TO THE EXTENT CAUSED SOLELY BY THE ACTS OF OMISSIONS OF SDI SUBJECT TO A MAXIMUM LIABILITY OF THE GREATER OF

$25,000 OR THE AMOUNT PAID FOR THE SPECIFIC PRODUCT OR SERVICE WHICH DIRECTLY CAUSED SUCH DAMAGE. IN NO EVENT WILL SDI BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, LOST BUSINESS PROFITS, OR LOSS, DAMAGE OR DESTRUCTION OF DATA, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), BREACH OF WARRANTY OR OTHERWISE, EVEN IF SDI AND ITS SUPPLIERS HAVE BEEN ADVISED AS TO THE POSSIBILITY OF THE SAME. NO LIMITATION AS TO DAMAGES FOR PERSONAL INJURY IS HEREBY INTENDED. No action, whether in contract or tort, including negligence, arising out of or in connection with this Agreement, may be brought by either party more than two years after the cause of action has accrued. This Section 5 shall not apply to awards based on any claim under the provisions of Section 6 or actions by SDI for violations or infringements of SDI's rights relating to the Software licensed hereunder.

6. PATENT AND COPYRIGHT INDEMNITY. If notified promptly in writing of any action brought against the Customer based on a claim that the current, unaltered release of the Products supplied to the Customer infringes a patent, copyright, trade secret or other intellectual property right, SDI shall defend such action at its expense and pay any costs (including reasonable attorney's fees) or damages finally awarded in such action that are attributable to such claim, provided that SDI shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. If a final injunction is obtained against the Customer's use of any of the Products by reason of such infringement, or if in SDI's opinion any of the Products supplied to the Customer hereunder is likely to become the subject of a successful claim of infringement, SDI shall, at its option and expense, either procure for the Customer the right to continue using such Products, replace or modify the same so that it becomes non-infringing, or grant the Customer a prorated refund (depreciated on a straight-line five (5) year basis) for such Products and accept its return. Notwithstanding the foregoing, SDI shall not have any liability to the Customer under this Section 6 if the infringement or claim is based upon (i) the use of any of the Products in combination with other equipment or software that is not furnished by SDI if such claim would have been avoided were it not for such combination, or (ii) Products that have been modified or altered by the Customer. The Customer shall indemnify and hold SDI harmless against any expense, judgment or loss for infringement of any patents, copyrights, trademarks or other intellectual property rights as a result of SDI's compliance with the Customer's designs, specifications or instructions. No cost or expenses shall be incurred for the account of SDI without the prior written consent of SDI. THE FOREGOING STATES THE ENTIRE LIABILITY OF SDI WITH RESPECT TO INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADE SECRETS OR ANY OTHER INTELLECTUAL PROPERTY RIGHTS BY ANY OF THE PRODUCTS OR ANY PART THEREOF OR THEIR OPERATION.

7. INJUNCTIVE RELIEF. Because unauthorized use or transfer of the Software, or any portion thereof, may diminish substantially the value of such materials and may irrevocably harm SDI, if the Customer breaches the provisions of Section 3(c) of this

Agreement, SDI shall (without limiting its other rights or remedies) be entitled to equitable relief (including but not limited to injunctive relief) to protect its interests.

8. NOTICES. All notices given by either party to the other party under this Agreement shall be in writing and personally delivered or sent by registered or certified mail, return receipt requested, to the other party's Manager of Contracts or Manager of Purchasing at its address set forth above.

9.       GENERAL.

(a) In the event Customer exports any of the Products, Customer assumes the responsibility for compliance with all applicable export regulations.

(b) U.S. GOVERNMENT RESTRICTED RIGHTS LEGEND: The Software is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the U.S. Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software - Restricted Rights clause at 48 CFR 52.227-19, as applicable. The contractor/manufacturer is Security Dynamics Technology, Inc., 20 Crosby Drive, Bedford, Massachusetts 01730-1437, U.S.A.

(c) The validity, construction and interpretation of this Agreement and the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

(d) This Agreement constitutes the entire understanding between the Customer and SDI with respect to the subject matter hereof, and SDI makes no representations to the Customer except as expressly set forth herein. Terms and conditions set forth in any purchase order or other document provided by the Customer to SDI which differ from, conflict with or are not included in this Agreement shall not be part of any agreement between SDI and the Customer unless specifically accepted by SDI in writing. This Agreement shall not be deemed or construed to be modified, amended or waived, in whole or in part, except by written agreement of the parties hereto.

(e) The Customer may not assign this Agreement, or any of its rights or obligations hereunder, without the prior written consent of SDI which consent shall not be unreasonably withheld.

(f) The failure of either party, in any one or more instances, to enforce any of the terms of this Agreement shall not be construed as a waiver of future enforcement of that or any other term. If any provision of this Agreement shall for any reason be held illegal or unenforceable, such provision shall be deemed separable from the remaining provisions of this Agreement and shall in no way affect or impair the validity or enforceability of the remaining provisions of this Agreement.

(g) Neither party shall be liable for failure to perform under this Agreement due to causes beyond its control.

The undersigned hereby agree to the terms and conditions set forth herein and in any Addendum attached hereto and signed by both parties.



Customer:_________________________________________________


Name:_____________________________________________________

Signed:___________________________________________________

Title:____________________________________________________

Date:_____________________________________________________


Security Dynamics Technologies, Inc.:


Name:_____________________________________________________

Signed:___________________________________________________

Title:____________________________________________________

Date:_____________________________________________________

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.


                       ATTACHMENT A TO THE THIRD AMENDMENT

1. For each operating system environment specified in EXHIBIT A, PSC shall provide to AP, unless AP already has in its possession, a master disk set of PSC products generally available in such operating system environment and necessary to accomplish the AP customer configuration described below. Upon request thereafter, PSC shall provide one master disk set for each additional operating system environment supported by PSC or provide generally available updates to the original operating system environments at the then-current published PSC media handling charges. AP shall have a license to reproduce and distribute the PSC product(s) solely in conjunction with AP's PROGRESS(R)-based application(s) for the AP customer configurations described below. AP shall have sole responsibility for reproducing and distributing the PSC products to its customers. AP shall deliver one PSC programming book and one PSC language reference guide, or substitute PSC manuals as mutually agreed to in writing by PSC and AP, (each such guide, book or manual provided to AP at no additional charge other than shipping and handling) with each license to an AP customer. All additional PSC documentation will be provided to AP at a ********* discount off the then-current PSC price lists.

     These licenses are all restricted to AP's database environment and are not to be licensed for any application development or modifications other than outlined above.

2. As of the Effective Date of the Third Amendment, AP declares that the software prices for AP's PROGRESS-based applications and services are as follows:


LICENSE CATEGORY     #USERS          SOFTWARE LICENSE FEE     MAINTENANCE FEE
----------------     ------          --------------------     ---------------
      A              1-10            ******                   *******
      B              11-25           ******                   *******
      C              26-50           ******                   *******
      D              51-100          ******                   *******
      E              101-200         ******                   *******
      F              201-400         ******                   *******
      G              401-750         ******                   *******
      H              751-1000        ******                   *******
      I              1001-2500       ******                   *******
      J              2501-5000       ******                   *******
      K              5001-7500       ******                   *******
      L              7501-10000      ******                   *******
      M              10001-15000     ******                   *******

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

      N              15001-20000     ******                   *******
      O              20001-30000     ******                   *******
      P              30001-40000     ******                   *******
                     40001>          **************************

STANDARD OPTIONS
Duress Alarm...............................        ******

     The above AP prices are in U.S. dollars. AP agrees to notify PSC in writing of any application price changes or changes in AP's standard discount schedule (attached as EXHIBIT B) in AP's quarterly report immediately following the change.

3. For each AP PROGRESS-based application license deployed with PSC products in accordance with Section 1 above, AP shall pay PSC a license fee equal to ****************** of the net price (less discount) charged by AP to its customer for the PROGRESS-based application in accordance with the price list set forth in Section 2 above (as modified for any AP price changes) and the AP discount schedule attached as EXHIBIT B (as modified for any AP discount changes). Notwithstanding the foregoing, the license fee shall be calculated by multiplying the above-mentioned percentage by the fee charged by AP to its customer or distributor based on the following:

     - If AP sells a license for its PROGRESS-based application to an AP customer for up to 1,000 users (i.e., a license fall into one of the categories A through H listed above), the license fee owed to PSC shall be calculated by multiplying the above-mentioned percentage rate by the license fee set forth in AP's then-current commercial price list after the standard quantity discounts and/or GSA discounts have been deducted.

     - If AP sells a license for its PROGRESS-based application to an AP customer for more than 1,000 users (i.e., a license falling into one of the categories I through Q listed above), the license fee owed to PSC shall be the amount obtained by multiplying the above-mentioned percentage rate by the actual license fee charged by AP to its customer.

          The ***************** royalty rate described above shall be subject to an increase to ***************** in accordance with the provisions set forth in Section 12 herein.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.


4. For each AP customer who obtains a license for PSC products in conjunction with AP's PROGRESS-based application license, the fee for PSC's initial year of maintenance shall be equal to *********************** of the maintenance fee collected by AP pursuant to the maintenance price list set forth in Section 2 above (as modified for any AP price changes). Subsequent years, maintenance shall be, on an annual basis, ********************* of the basic maintenance fee collected by AP; provided, however, that such amount shall not be less than *************** of the amount paid by AP to PSC in the immediately preceding year. Maintenance includes phone support, bug fixes and generally available updates not offered or priced as a separate product on PSC's price list.

     AP agrees to enact a centralized support staff to communicate technical issues with the PSC technical support staff located in Bedford, Massachusetts. AP shall provide PSC with a list of AP representatives designated by AP as authorized callers for PSC support. AP may update this list from time to time upon written notice to PSC. Neither PSC nor its subsidiaries will provide support directly to a customer of AP without first notifying AP.

     When AP upgrades one or more of its customers to a higher user count and charges such customer(s) an upgrade fee, these upgrade fees shall be subject to the percentage royalty provisions set forth in Sections 3 and 4 herein for PSC's license and maintenance royalty fees respectively. AP shall include information about any such PSC license and maintenance royalties in accordance with the reporting requirements of Section 5 herein.

     Notwithstanding anything to the contrary herein, PSC shall have no obligation to continue offering maintenance or technical support for any particular release of a PSC product once a subsequent release becomes generally available, except that PSC shall continue to offer Limited Technical Support (as defined below) to AP for a period of three (3) months following the date PSC's subsequent release becomes generally available. Further, in the event PSC retires any PSC product(s) on one or more operating system environments, PSC's only obligation to AP (or any of AP's customers) for maintenance or technical support of such retired PSC product(s) shall be to offer Limited Technical Support (as defined below) for a period of three (3) months following the date PSC designates such PSC product(s) as being retired. The "Limited Technical Support" shall be defined as technical support to address P-1 problems with the PSC product(s) which severely impact the operation or deployment of AP's PROGRESS-based application including situations where there is a database down, crashing of a server, or other serious performance problem substantially delaying the deployment of AP's PROGRESS-based application and such P-l problems are the direct result of the operation of the PSC product(s).

     PSC's obligation to provide Limited Technical Support for a prior release of a PSC product (as specified herein) shall be conditioned upon AP demonstrating best efforts to maintain forward compatibility of its PROGRESS-based application with new releases of PSC products and offer timely updates to its PROGRESS-based application (no later than six (6) months from the first availability date of the new PSC product release).

5. Commencing with the month during which the Effective Date of this Third Amendment falls, AP shall at the end of each three month period provide the following reports to PSC:

     - AP PROGRESS-based application deployment reports including for each copy of AP's PROGRESS-based application licensed to an AP customer, the customer ID, location, number of users, PSC serial number, AP's license fee (or upgrade license fee in the case of an upgrade to an existing license), zip code (if site location is in the U.S.), country and country postal code (if site location is outside the U.S.)

     - Maintenance report including for each copy of AP's PROGRESS-based application under maintenance, a customer id, location, PSC serial number, and AP's annual maintenance fee (or AP's incremental increase in the maintenance fee in the case of an upgrade of an existing license)

     Such required reports will be due by the 15th day of the month following each three month period and shall cover copies of AP PROGRESS-based application licensed, upgraded and/or maintenance collected directly by AP or one of its authorized distributors or value-added resellers during the prior quarter. Payment in full for license and maintenance fees owed to PSC for the prior quarter are due with these reports.

6. During the Term of this Attachment A, AP shall have the right to produce an unlimited number of copies of the PSC products described in Section 1 of this Attachment A and distribute them free of charge to AP locations solely for the purpose of demonstrating AP's PROGRESS-based application (or updates thereto) to existing or potential AP customers. As part of such demonstration activities, AP may install the above-referenced PSC products at an AP customer location solely for the above-mentioned demonstration purposes; provided however, that if AP intends to leave the demonstration software with the customer, AP shall first enter into a demonstration license agreement with such AP customer containing terms and conditions substantially similar to those set forth in AP's demonstration license agreement attached hereto as EXHIBIT C and at a minimum

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.


     will contain: (a) a license term of no more than thirty (30) days, (b) a requirement that the end-user, upon expiration or earlier termination of the demonstration license agreement, return the demonstration software to AP, (c) a disclaimer of warranty disclaiming all warranties relating to the demonstration software and (d) a conspicuous notice of any time-out, disabling, or other mechanisms, if any, limiting the functionality of the demonstration software.

     AP shall also have the right to produce and distribute, free of charge, copies of the PSC products described in Section 1 of this Attachment A to each of AP's support centers worldwide. Such PSC products shall be used by AP solely for the purpose of providing technical support to AP's customers. For each support center, the number of simultaneous users (defined as the number of simultaneous display devices running a PROGRESS product or accessing a PROGRESS database) of one or more copies of any of the PSC products shall collectively be limited to ******** simultaneous users.

7. AP paid PSC a one-time non-refundable development license fee of **************************** and an initial maintenance fee of ******************* of the above-mentioned license fee. In exchange for these fees, PSC granted to AP a development license (described below) for each of the operating system platforms listed in EXHIBIT D along with twenty (20) PSC documentation sets, all of which were licensed to AP for installation at an AP site located in the United States solely for the development, testing and support of AP's PROGRESS-based application. Additionally, each such development license was covered under a twelve (12) month initial maintenance term. Bach PSC development license granted to AP was limited to 16 developers and included ProVISION clients, E/SQL, Database Servers, client networking and server networking products generally available on the applicable operating system platform. As of the Effective Date of the Third Amendment, PSC shall include in the above-mentioned license grant a PSC product development license for the SINIX operating system platform subject to a license fee of ****** and a maintenance fee of *************** of such license fee. Thereafter, at any time during the Term of this Attachment A, upon request, PSC shall provide a disk set for each additional requested operating system environment available on PSC's then-current price list in exchange for payment by AP of a license fee of ******* per operating system environment and a maintenance fee of ****************** of such license fee for the initial twelve (12) month maintenance term. These additional development licenses will be subject to the same product descriptions, user number limitations and geographical restrictions as described above. During

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.


     the Term of this Attachment A, renewal annual maintenance will be available at the same maintenance rates plus an increase not to exceed **************** of the maintenance fee for the immediately preceding maintenance term. PSC maintenance for the development licenses described in this Section 7 shall be subject to the same limitations as described in
     Section 4 above.

     During the Term of this Attachment A, AP shall have the right to purchase PSC development product licenses for installation at its development site(s) outside the United States in accordance with the provisions below. AP shall submit orders for PSC development product licenses to PSC's headquarters in Bedford, Massachusetts. The license fees for such PSO development product license(s) shall be subject to the then-current local country price list less a ******************* discount.

8. PSC agrees that pricing terms and conditions applicable to AP shall be substantially similar to and no less favorable than those offered to similarly situated APs, taking into consideration sales volume, the AP vertical market, geographic territory, commitment level, and other business terms and conditions applying to those APs.

9. All dollar amounts referenced in this Attachment A are in U.S. dollars and all payments by AP to PSC shall be made by AP in U.S. dollars.

10. Notwithstanding anything to the contrary in this Attachment A, the special pricing, production and distribution terms and conditions set forth herein shall under no circumstances apply to third party product(s) distributed by PSC under license from such third part(ies).

11. AP previously paid to PSC a one time nonrefundable conversion fee of **************************************. In exchange for payment of such conversion fee, PSC granted to AP the right to install at each Qualified AP Customer site the generally available PSC products required to convert the then-current AP licensed users at such Qualified AP Customer site as of September 18, 1995 over to AP's PROGRESS-based application. A "Qualified AP Customer" is an existing AP customer who, as of September 18, 1995, AP considered to be currently under AP maintenance and remains current under AP maintenance. During the term of this Attachment A, AP shall continue to have a right to exercise the above-mentioned conversion option for Qualified AP Customers (on or prior to September 18, 1995) who have not yet been converted to AP's PROGRESS-based application. The

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.


     above-mentioned conversion fee shall include the PSC maintenance fee for each converted Qualified AP Customer through the remainder of that Qualified AP Customer's current maintenance term in effect at the time of the conversion. Thereafter, all renewal maintenance fees shall be subject to the terms and conditions set forth in Section 4 above. Following the conversion of each Qualified AP Customer to AP's PROGRESS-based application, AP will be subject to all of the terms and conditions of this Attachment A with respect to such Qualified AP Customer including, but not limited to, the provisions regarding annual maintenance fees, upgrade fees, and reporting requirements set forth above.

12. AP shall pay to PSC a nonrefundable advance payment in the amount of $3.75 million in accordance with the payment schedule set forth below. In exchange for such payment, PSC will provide AP with a $3.75 million allowance against the license and initial maintenance fees for deployment licenses incurred by AP on or after the Effective Date of this Attachment A pursuant to Sections 3 and 4 above. AP's payment to PSC of $3.75 million shall be due and payable to PSC in accordance with the following schedule:

                  $1,250,000             due by December 27, 1996
                  $1,250,000             due by January 24, 1997
                  $1,250,000             due by February 28, 1997

     Once AP has completely used all of the $3.75 million allowance mentioned above, the royalty percentage rate used to calculate the deployment license fees owed to PSC under Section 3 shall be increased from ********************************* for the remainder of the Term of this
     Attachment A.

13. PSC and AP shall schedule two semi-annual product planning review sessions between senior executives and/or directors of PSC and AP to discuss and exchange information, subject to an appropriate form of mutual nondisclosure agreement, about each company's future product plans and requirements. Unless otherwise expressly specified in a written agreement executed on behalf of both parties, nothing communicated during such discussions shall be construed by either party as an obligation of the other party to make any modifications and/or additions to its software products. Each party shall have the right, in its sole discretion, to update its future product plans without advance notice to the other party.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.


14. Upon AP's request, PSC shall, at AP's expense, jointly develop with AP and deliver a customized course curriculum focused on the use of PSC product(s) within AP's PROGRESS-based application. If the customized course curriculum is: (a) developed from existing standard PROGRESS course curricula and course materials and (b) delivered at PSC's Bedford, Massachusetts headquarters to a minimum of six (6) and a maximum of twenty (20) students per class, then PSC will provide such course development and delivery services to AP at a ***************** discount per student per day off the then-current daily per student educational service rate. The educational service fee described above will cover all course materials, classroom space, PSC instructor time and student meals at PSC's facility during the scheduled course dates. The current educational service rate as of the Effective Date of this Amendment is ****/student/day. This rate is subject to change without advance notice to AP. AP may use up to ************* ******************* of the product/maintenance allowance described in
     Section 12 above in paying the educational service fees described herein. Notwithstanding the foregoing, if the conditions set forth in (a) and (b) above are not satisfied, then the fees associated with the customized course curriculum development and delivery will be subject to mutual negotiation and agreement between the parties.

15. The term of this Attachment A is specified in Section 2 of the Third Amendment. In the event of conflict or inconsistency between the terms and conditions of the Agreement, the Second Amendment (including the prior Attachment A), the Third Amendment or this Attachment A, the priority of governance shall be first the terms and conditions of this Attachment A, then the Third Amendment, then the Second Amendment and then the Agreement.

PROGRESS SOFTWARE CORPORATION             SECURITY DYNAMICS, INC.

By: /S/ Michael J. Crismorid              By: /S/ Linda E. Saris
   ---------------------------------         ---------------------------------
Name: Michael J. Crismorid                Name: Linda E. Saris
     -------------------------------           -------------------------------
Title: V.P. - North American Sales        Title: V.P. - Operations
      ------------------------------            ------------------------------

                                    EXHIBIT A


OPERATING SYSTEM ENVIRONMENTS:

         NT
         SunOS
         Solaris
         HP-UX
         AIX
         SCO
         DEC UNIX
         SINIX

This list is for the Operating Systems as they exist in addition to all required hardware platforms as they become available subject to the provisions of
Section 1 of Attachment A.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.


                                    EXHIBIT B

                                  CONFIDENTIAL
                              FOR INTERNAL USE ONLY
                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                                   PRICE SHEET
                             EFFECTIVE JULY 1, 1996


                        ACE/SERVER AND ACM/5100 DISCOUNTS


                              CATEGORY A/B/C          CATEGORY D-P
        # PURCHASED             DISCOUNT %             DISCOUNT %
        -----------             ----------             ----------
             1                      **                     **
             2                      **                     **
             3                      **                     **
             4                      **                     **
             5                      **                     **
             6                      **                     **
             7                      **                     **
             8                      **                     **
             9                      **                     **
            10                      **                     **

        EXAMPLE:     5 units CATEGORY B = 5 x ********************** or
                     8 units CATEGORY E = 8 x ********************** or

                     For the 11th unit and up, use a *** discount for Categories A/B/C and *** for Categories D-P

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.


        EXAMPLE:    11 units CATEGORY D = 10 x ********************
                                      + 1 x ************************
                                      = ****************************
                                      or ******/system.


           SUPPLEMENTARY PRICING INFORMATION ... NOT FOR DISTRIBUTION

                                    EXHIBIT C

SECURITY DYNAMICS ("SDI") NO-OBLIGATION EVALUATION REQUEST

We would like to take advantage of your 30 day FREE No-Obligation evaluation for the SDI products listed below. Please send the necessary equipment, software and documentation ("evaluation materials") to perform testing of the products. We will adhere to the Terms and Conditions stated below.

      Name ___________________________ Title ____________________________

      Company ________________________ Phone # __________________________

      Street ____________________________________________________________

      City ______________________________ St. __________ Zip ____________

      CPU Mfg. ________________ Model __________ O/S Version ____________

EVALUATION TERMS AND CONDITIONS:

We understand the SDI evaluation materials are proprietary and as such will keep all evaluation materials in confidence including the following: no disclosure to anyone other than our employees with a need to know, no duplication of manuals or software, no reverse engineering or reduction of any software to human readable form, and no export of any evaluation materials. We understand that SDI is the owner and retains title to all evaluation materials.

At conclusion of the evaluation period, we will either return an executed License Agreement and purchase order, or return or destroy, in the case of software, the evaluation materials, including documentation, and erase all software from computer memory within ten days. The evaluation period will commence upon our receipt of the evaluation materials. No evaluation materials will be installed in any commercial or production application until a License Agreement has been signed. Risk of loss and damage to the evaluation materials shall remain with us until its return to SDI.

All evaluation materials are provided "as is" and in no event will SDI be liable for any incidental, special, indirect, or consequential damages resulting from this evaluation, and in any event, the cumulative liability of SDI will be limited to the purchase price of the evaluation material.

THERE IS NO COMMITMENT ON OUR PART TO PURCHASE EVALUATION MATERIALS.

EVALUATION MATERIALS:

QUANTITY             MODEL                       DESCRIPTION
--------             -----                       -----------
________     _____________________     ____________________________________
________     _____________________     ____________________________________
________     _____________________     ____________________________________
________     _____________________     ____________________________________

Signature_____________________________  Date_______________________________

                                    EXHIBIT D


OPERATING ENVIRONMENTS:

In accordance with and subject to the terms and conditions set forth in Section 7 of Attachment A, AP has a development license for certain PSC products (as described in Section 7) on the following operating system platforms:

        OSF
        NT
        SunOS
        Solaris
        HP-UX
        AIX
        IRIX
        OS/400
        SCO
        NOVELL
        Open VMS
        OS/2

Subject to AP's payment of the additional fees set forth in Section 7 of Attachment A, PSC shall add the SINIX operating system platform to the above-mentioned list. Any additional platforms will be subject to the terms and conditions set forth in Section 7 of Attachment A.